UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Montgomery Street
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) Departure of Directors or Certain Officers.
     Mr. Dennis Wu retired as Chief Financial Officer of the Company effective March 3, 2008. Mr. Wu will continue to serve as a member of the Company’s Board of Directors.
(c) Appointment of Certain Officers.
     Effective March 3, 2008, the Company reappointed Mr. Jonathan H. Downing as Executive Vice President and Chief Financial Officer. Mr. Downing has been Executive Vice President and Director of Corporate Development and Investor Relations of UCBH and UCB since June 9, 2005. Prior to this appointment, Mr. Downing was Executive Vice President and Chief Financial Officer of UCBH and UCB since January 9, 2003. Prior to that appointment, he served as Executive Vice President, Chief Financial Officer and Treasurer of UCBH and UCB since January 1, 2002. Prior to that appointment, he served as Senior Vice President and Chief Financial Officer of UCBH and UCB since 1989. Mr. Downing served as director of UCB from January 1991 to June 2005, and as director of UCBH from November 1993 to June 2005. Mr. Downing joined UCB in 1986 in conjunction with the acquisition of FPM Mortgage, of which Mr. Downing was a co-founder.
     The press release issued on March 3, 2008 by the Company announcing the reappointment of Jonathan H. Downing as Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
     The following exhibit is included with this Report:

Exhibit Number	Description

99.1	Press release issued on March 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: March 4, 2008	By:	/s/ Thomas S. Wu
Thomas S. Wu
Chairman, President and Chief Executive Officer